UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2006

STEWART & STEVENSON SERVICES, INC.

(Exact name of Registrant as specified in charter)

Texas	0-8493	74-1051605
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2707 North Loop West Houston, Texas	77008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 868-7700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (1 7 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2006, Stewart & Stevenson Services, Inc. (the “Company”) announced that Stewart & Stevenson Tactical Vehicle Systems, LP was recently awarded contract modifications by the U.S. Army Tank-Automotive and Armaments Command valued at approximately $625 million. The Company signed the contract modifications on March 31, 2006 and May 8, 2006. The contract modifications firm up funding for base and option vehicle production for the fourth program year, beginning approximately October 2006, of the Family of Medium Tactical Vehicle product contract, Contract number DAAE07-03C-S023 dated April 17, 2003 between Stewart & Stevenson Tactical Vehicle Systems, LP and the U.S. Department of Defense, U.S. Army Tank-Automotive and Armaments Command, which is filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2003. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01 Other Events.

On May 16, 2006, the Company issued a press release announcing that the May 16, 2006 special meeting of the Company’s shareholders had been adjourned until Thursday, May 25, 2006. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are furnished herewith as a part of this report:

Exhibit	Description

99.1	Press Release of Stewart & Stevenson Services, Inc. dated May 16, 2006, titled “Stewart & Stevenson Secures Contract for the Fourth Program Year of the Family of Medium Tactical Vehicles”.

99.2

Press Release of Stewart & Stevenson Services, Inc. dated May 16, 2006, titled “Stewart & Stevenson Services, Inc. Adjourns Special Meeting of Shareholders to Thursday, May 25, 2006 at 9:00 a.m., Houston Time, as Planned”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON SERVICES, INC.

Dated: May 18, 2006	By:	/s/ L. Scott Biar
		Name:	L. Scott Biar
		Title:	Chief Financial Officer